Exhibit 99.(a)(1)(xxxxxiii)

This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank, trust company or other nominee.

June 20, 2014

NOTICE OF VARIATION AND EXTENSION

of HudBay Minerals Inc.’s offer to purchase

all of the issued and outstanding common shares of

AUGUSTA RESOURCE CORPORATION

for consideration per Augusta Share of
0.315 of a Hudbay Share

HudBay Minerals Inc. (the “Offeror”) hereby gives notice that it is varying its offer dated February 10, 2014, as amended by the Notice of Variation and Extension dated March 14, 2014, the Notice of Variation and Extension dated March 31, 2014, the Notice of Change dated April 24, 2014, the Notice of Variation and Extension dated May 5, 2014, the Notice of Variation and Extension dated May 16, 2014, the Notice of Variation and Extension dated May 27, 2014 and the Notice of Variation and Extension dated June 9, 2014 (collectively, the “Original Offer”), to purchase, on and subject to the terms and conditions of the Original Offer, as amended, all of the issued and outstanding common shares (the “Augusta Shares”) of Augusta Resource Corporation (“Augusta”), other than any Augusta Shares held directly or indirectly by the Offeror and its affiliates, including any Augusta Shares that may become issued and outstanding after February 10, 2014 but before the Expiry Time (as defined herein) upon the exercise, exchange or conversion of any securities of Augusta exercisable or exchangeable for, convertible into or otherwise conferring a right to acquire, any Augusta Shares, including, any options, warrants or convertible debentures (“Convertible Securities”), together with the associated rights issued under Augusta’s Shareholder Rights Plan, in order to, among other things, extend the Original Offer to 5:00 p.m. (Toronto time) on July 2, 2014. The Original Offer, as amended and extended hereby, is referred to herein as the “Offer”.

THE ORIGINAL OFFER HAS BEEN EXTENDED, AND IS NOW OPEN FOR ACCEPTANCE
UNTIL 5:00 P.M. (TORONTO TIME) ON JULY 2, 2014 (THE “EXPIRY TIME”).

This Notice of Variation and Extension should be read in conjunction with the Original Offer and the take-over bid circular (the “Original Circular”) dated February 10, 2014, as previously amended (the Original Offer together with the Original Circular collectively referred to as the “Original Offer and Circular”), and the letter of transmittal (the “Letter of Transmittal”) and notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) that accompanied the Original Offer and Circular. The Original Offer and Circular, as amended by this Notice of Variation and Extension collectively constitute the “Offer and Circular”. Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular and the Letter of Transmittal and Notice of Guaranteed Delivery, as previously amended, continue to be applicable in all respects. All references to the “Offer” in the Original Offer and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Variation and Extension mean the Original Offer as amended hereby, and all references in such documents to the “Circular” or the “Offer and Circular” mean the Original Offer and Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular have the respective meanings given to them in the Original Offer and Circular.

The offering of Hudbay Shares pursuant to the Offer is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. The Offer is subject to applicable disclosure requirements in Canada. Augusta Shareholders should be aware that such requirements are different from those of the United States and may differ from those in other jurisdictions. Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and are subject to Canadian auditing standards and auditor independence rules, and thus may not be comparable to financial statements of United States companies or companies incorporated in other jurisdictions. Augusta Shareholders in the United States should be aware that the disposition of Augusta Shares and acquisition of Hudbay Shares by them as described in the Offer and Circular may have tax consequences in the United States, Canada and other jurisdictions. Such consequences may not be fully described in the Offer and Circular and such holders are urged to consult their tax advisors. The enforcement by Augusta Shareholders of civil liabilities under U.S. federal or state securities laws or applicable laws of other jurisdictions may be affected adversely by the fact that the Offeror is incorporated under and governed by the laws of Canada, that its officers and directors may be residents of jurisdictions other than the United States or such other jurisdictions, that the experts named in the Circular may be residents of jurisdictions other than the United States or such other jurisdictions, that all or a substantial portion of the assets of the Offeror and such persons may be located outside the United States or such other jurisdictions, that some of Augusta’s officers and directors are resident outside the United States or such other jurisdictions and that all or a substantial portion of the assets of Augusta and Augusta’s officers and directors may be located outside the United States or such other jurisdictions.

THE HUDBAY SHARES AND THE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY OTHER SECURITIES REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY OTHER SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories. Neither the Offeror nor any of its affiliates intends to make any such purchases during the period of the Offer.

Information has been incorporated by reference in the Offer and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in the Offer and Circular are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

The Depositary for the Offer is:	Information Agent for the Offer is:

Equity Financial Trust Company	Kingsdale Shareholder Services

The Dealer Managers for the Offer are:

In Canada	In the United States

GMP Securities L.P.	BMO Nesbitt Burns Inc.	Griffiths McBurney Corp.	BMO Capital Markets Corp.

Augusta Shareholders who have validly deposited and not withdrawn their Augusta Shares need take no further action to accept the Offer.

Registered Augusta Shareholders who wish to accept the Offer must properly complete and execute the Letter of Transmittal (printed on YELLOW paper) that accompanied the Original Offer and Circular, or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) or Direct Registration System (DRS) Advices representing their Augusta Shares and all other required documents, with Equity Financial Trust Company (the “Depositary”) at its office in Toronto, Ontario specified in the Letter of Transmittal, in accordance with the instructions set out in the Letter of Transmittal (as set out in Section 3 of the Original Offer, “Manner of Acceptance — Letter of Transmittal”). Alternatively, registered Augusta Shareholders may accept the Offer by following the procedure for guaranteed delivery set out in Section 3 of the Original Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery (printed on GREEN paper) that accompanied the Original Offer and Circular, or a manually executed facsimile thereof. Augusta Shareholders who hold their Augusta Shares with an investment advisor, stockbroker, bank, trust company or other nominee will not have received a Letter of Transmittal or Notice of Guaranteed Delivery, and should follow the instructions set out by such nominee to tender their Augusta Shares.

Persons whose Augusta Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Augusta Shares under the Offer. Nominees likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Augusta Shareholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to tender.

Augusta Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Augusta Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer to accept the Offer.

Questions and requests for assistance may be directed to Kingsdale Shareholder Services (the “Information Agent”), who can be contacted at 1-866-229-8874 toll free in North America or at 1-416-867-2272 outside of North America or by e-mail at contactus@kingsdaleshareholder.com; or to the Depositary at the addresses indicated on the last page of this document and additional copies of this document, the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, or any documents incorporated by reference or otherwise related to the Offer, may be obtained, without charge, upon request from the Depositary or the Information Agent at their respective offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators’ website at www.sedar.com, on EDGAR at www.sec.gov and on the Offeror’s website at www.hudbayminerals.com. These website addresses are provided for informational purposes only and no information contained on, or accessible from, these websites is incorporated by reference in the Offer and Circular unless otherwise expressly indicated in the Offer and Circular.

The information contained in this document is current only as of the date of this document. The Offeror does not undertake to update any such information except as required by applicable Law. Information in this document and in the Original Offer and Circular related to Augusta has been compiled from public sources — see “INFORMATION CONCERNING AUGUSTA” in the Original Offer and Circular.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Variation and Extension or the Original Offer and Circular, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary, the Information Agent or the Dealer Managers.

ADDITIONAL NOTICE TO UNITED STATES SHAREHOLDERS
AND OTHER SHAREHOLDERS OUTSIDE CANADA

The Offer is subject to Section 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), Regulation 14D promulgated by the SEC thereunder, Section 14(e) of the Exchange Act, and Regulation 14E promulgated by the SEC thereunder.

The Offeror has filed with the SEC a registration statement on Form F—10, which contains a prospectus relating to the Offer, a tender offer statement on a Schedule TO and other documents and information, as such documents have been amended, modified, supplemented or restated. AUGUSTA SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFEROR, AUGUSTA AND THE OFFER. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC’s website, www.sec.gov. All such materials may also be obtained without charge at the Offeror’s website, www.hudbayminerals.com or by directing a written or oral request to the Information Agent for the Offer, Kingsdale Shareholder Services, at 1-866-229-8874 toll free in North America or at 1-416-867-2272 or by e-mail at contactus@kingsdaleshareholder.com or to the Vice President, Legal and Corporate Secretary of the Offeror at 25 York Street, Suite 800, Toronto, Ontario, telephone 1-416-362-8181.

Neither this document nor the Original Offer and Circular generally addresses the income tax consequences of the Offer to Augusta Shareholders in any jurisdiction outside Canada or the United States. Augusta Shareholders in a jurisdiction outside Canada or the United States should be aware that the disposition of Augusta Shares may have tax consequences which may not be described in this document or the Original Offer and Circular. Accordingly, Augusta Shareholders outside Canada and the United States should consult their own tax advisors with respect to tax considerations applicable to them.

The Original Offer and Circular also contains a cautionary note regarding mineral reserve and resource estimates prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects — see “CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES” in the Original Offer and Circular.

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES

The Offer is made only for Augusta Shares, together with the associated rights issued under the Shareholder Rights Plan, and is not made for any options, warrants or convertible debentures or any other rights to acquire Augusta Shares. Any holder of Convertible Securities who wishes to accept the Offer should, subject to and to the extent permitted by the terms of such Convertible Securities and applicable Law, exercise, exchange or convert such Convertible Securities in order to obtain certificates representing Augusta Shares and deposit such Augusta Shares in accordance with the Offer. See Section 1 of the Original Offer, “The Offer”. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received certificates representing the Augusta Shares issuable upon such exercise, exchange or conversion in time for deposit prior to the Expiry Time, or in sufficient time to comply with the procedures described in Section 3 of the Original Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

The tax consequences to holders of Convertible Securities of exercising or not exercising such securities are not described in the Offer and Circular. Holders of such Convertible Securities should consult their own tax advisors with respect to the potential tax consequences to them in connection with the decision to exercise or not exercise such securities.

iv

REPORTING CURRENCY AND CURRENCY EXCHANGE RATE INFORMATION

All dollar references in this document and the Original Offer and Circular are in Canadian dollars, except where otherwise indicated. On February 7, 2014, the Bank of Canada noon rate of exchange for the Canadian dollar, expressed in U.S. dollars, was Canadian $1.00 = United States $0.9076.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Notice of Variation and Extension contains “forward-looking statements” and “forward-looking information” (collectively, “forward-looking information”) within the meaning of applicable Canadian and United States securities legislation. Forward-looking information includes information that relates to, among other things, statements with respect to the anticipated timing, mechanics and completion and settlement of the Offer, including the permitting of the Rosemont project. Forward-looking information is not, and cannot be, a guarantee of future results or events. Forward-looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Offeror at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward-looking information. The material factors or assumptions that the Offeror identified and applied in drawing conclusions or making forecasts or projections set out in the forward looking information include, but are not limited to, the accuracy of Augusta’s public disclosure; no significant and continuing adverse changes in general economic conditions or conditions in the financial markets; that all required regulatory and governmental approvals for the Offer will be obtained and all other conditions to completion of the Offer will be satisfied or waived.

The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward-looking information may include, but are not limited to, the market value of the Hudbay Shares received as consideration under the Offer and the impact of such issuance on the market price of the Hudbay Shares, the development of the Rosemont Project not occurring as planned, the inaccuracy of Augusta’s public disclosure upon which the Offer is predicated, the triggering of change of control provisions in Augusta’s agreements leading to adverse consequences, Augusta becoming a minority-owned or majority-owned subsidiary of the Offeror after consummation of the Offer, the possibility that the Offeror may remain a minority shareholder of Augusta after consummation of the Offer without the ability to control the management or direction of Augusta, as well as the risks discussed under the heading “Risk Factors” in the Original Offer and Circular and other documents filed with Canadian and U.S. securities regulatory authorities. Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking information. Accordingly, the reader should not place undue reliance on forward-looking information. The Offeror does not assume any obligation to update or revise any forward-looking information after the date of this Notice of Variation and Extension or to explain any material difference between subsequent actual events and any forward-looking information, except as required by applicable law.

The Original Offer and Circular also contains forward looking information and this cautionary note should be read in conjunction with the Cautionary Note Regarding Forward Looking Statements in the Original Offer and Circular.

NOTICE OF VARIATION AND EXTENSION

June 20, 2014

TO: THE HOLDERS OF COMMON SHARES OF AUGUSTA RESOURCE CORPORATION

This Notice of Variation and Extension amends and supplements the Original Offer and Circular, pursuant to which the Offeror is offering to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Augusta Shares, other than any Augusta Shares held directly or indirectly by the Offeror and its affiliates, including any Augusta Shares that may become issued and outstanding upon the exercise, exchange or conversion of Convertible Securities after the date of the Original Offer and Circular but prior to the Expiry Time, together with the associated rights issued under the Shareholder Rights Plan, for consideration per Augusta Share of 0.315 of a Hudbay Share.

The Offeror continues to evaluate the implications of ongoing developments with respect to Augusta’s applications for permits required for the Rosemont project.

On March 14, 2014, the Offeror waived the condition that there shall have been validly deposited under the Offer and not withdrawn, at or prior to the expiration of the Offer, such number of Augusta Shares that, together with the Augusta Shares already owned by the Offeror and its affiliates, represents not less than 66 2/3% of the Augusta Shares (calculated on a fully diluted basis). The Offeror has not waived any other conditions of the Offer described in Section 4 of the Original Offer, “Conditions of the Offer”.

1.                                      Extension of the Offer

The Offeror has extended the time for acceptance of the Offer to 5:00 p.m. (Toronto time) on July 2, 2014. Accordingly, the definition of “Expiry Date” in the “Glossary” section of the Original Offer and Circular is hereby deleted and replaced by the following:

“Expiry Date” means July 2, 2014 or such later date or dates to which the Offer may be extended from time to time by the Offeror in accordance with Section 5 of the Offer, “Extension, Variation or Change of the Offer”;

In addition, all references to “5:00 p.m. (Toronto time) on June 20, 2014” in the Original Offer and Circular are amended to refer to “5:00 p.m. (Toronto time) on July 2, 2014”.

2.                                      Other Amendments to the Offer and Circular

The first sentence of the first paragraph under the heading “Summary of the Offeror’s Historical and Pro Forma Financial Information” on page 36 of the Original Offer and Circular is hereby deleted and replaced by the following:

“Augusta Shareholders should refer to Schedule “B” to this Offer and Circular for the Offeror’s unaudited pro forma consolidated financial statements of the Offeror as at and for the three months ended March 31, 2014, and for the year ended December 31, 2013, giving effect to the proposed acquisition of all of the issued and outstanding Augusta Shares in the manner set forth therein.”

The second paragraph under the heading “Summary of the Offeror’s Historical and Pro Forma Financial Information” on page 36 of the Original Offer and Circular is hereby deleted and replaced by the following:

“The tables set out below include a summary of (i) the Offeror’s historical consolidated financial information as at and for the years ended December 31, 2013 and 2012 and the three months ended March 31, 2014 and 2013 prepared in accordance with IFRS, and (ii) the unaudited pro forma condensed consolidated financial information for the Offeror as at and for the three months ended March 31, 2014, and for the year ended December 31, 2013. The historical financial information as at and for the years ended December 31, 2013 and 2012 and the three months ended March 31, 2014 and 2013 has been derived from the Offeror’s consolidated financial statements, which are incorporated by reference herein. The unaudited pro forma consolidated financial information for the Offeror has been derived from: (i) the unaudited pro forma consolidated financial information of the Offeror and Augusta as at and for the three months ended March 31, 2014; and (ii) the audited consolidated financial statements of the Offeror and Augusta for the year ended December 31, 2013.”

The second sentence of the third paragraph under the heading “Summary of the Offeror’s Historical and Pro Forma Financial Information” on page 36 of the Original Offer and Circular is hereby deleted and replaced by the following:

“The summary unaudited pro forma consolidated financial information for the Offeror gives effect to the proposed acquisition of Augusta as if it had occurred as at March 31, 2014, for the purposes of the pro forma consolidated balance sheet information and as at January 1, 2013 for the purposes of the pro forma consolidated statement of earnings for the year ended December 31, 2013 and the three months ended March 31, 2014.”

That certain table “Summary of Historical Financial Information of the Offeror” on page 37 of the Original Offer and Circular is hereby deleted and replaced by the following:

Summary of Historical Financial Information of the Offeror

(in millions of $ except per share information)

	3 months ended March 31,		12 months ended December 31,
	2014	2013	2013	2012
Certain Income Statement Data
Revenue	106.8	119.9	516.8	702.6
Gross Profit	10.1	24.7	80.0	193.9
Results from operating activities	(16.1)	2.9	(6.9)	101.7
(Loss) profit from continuing operations	(27.2)	1.9	(109.3)	(23.5)
Loss from discontinued operations, net of taxes	—	—	—	—
Loss for the period/year	(27.2)	1.9	(109.3)	(23.5)
Loss per share (basic and diluted)(1)	(0.15)	0.01	(0.59)	(0.12)
Ratio of earnings to fixed charges	(1.2)	0.6	(0.8)	(3.6)

	As at: March 31		As at: Year ended December 31
	2014	2013	2013	2012
Certain Balance Sheet Data
Cash and cash equivalents	764.0	1,050.5	631.4	1,337.1
Property, plant and equipment	2,983.2	1,950.7	2,665.1	1,732.2
Current assets	1,080.4	1,312.9	925.2	1,527.7
Non-current assets	3,320.8	2,195.8	2,918.8	1,948.8
Total assets	4,401.2	3,508.7	3,844.0	3,476.5
Current liabilities	419.8	371.0	342.0	345.7
Long-term debt	856.5	488.4	779.3	479.5
Equity	1,856.7	1,659.0	1,627.7	1,653.5
Total liabilities and equity	4,401.2	3,508.7	3,844.0	3,476.5
Book value per share	10.0	9.6	9.5	9.6

(1)   Attributable to owners.

That certain table “Summary of Unaudited Pro Forma Consolidated Financial Information of the Offeror” on page 38 of the Original Offer and Circular is hereby deleted and replaced by the following:

Summary of Unaudited Pro Forma Consolidated Financial Information of the Offeror

(in millions of $ except per share information)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
Certain Income Statement Data	2013	2013	2013
	100%	33%	51%
Revenue	516.8	516.8	516.8

Gross Profit	80.0	80.0	80.0
Results from operating activities	(15.1)	(6.9)	(15.1)
(Loss) profit for the period/year	(108.6)	(103.2)	(108.6)
(Loss) profit attributable to owners of the Company	(100.7)	(95.3)	(97.4)
(Loss) profit per share (basic and diluted) (1)	(0.47)	(0.53)	(0.51)
Ratio of earnings to fixed charges	(0.7)	(0.7)	(0.7)
Certain Balance Sheet Data
Cash and cash equivalents	620.7	618.4	620.7
Property, plant and equipment	3,342.6	2,665.1	3,352.1
Current assets	939.7	912.2	939.7
Non-current assets	3,565.2	3,027.2	3,574.7
Total assets	4,504.9	3,939.4	4,514.4
Current liabilities	449.4	342.0	449.4
Long-term debt	786.0	779.3	786.0
Equity	2,022.3	1,723.1	2,028.1
Total liabilities and equity	4,504.9	3,939.4	4,514.4
Book value per share	9.5	9.6	10.7

	3 months ended
	March 31	March 31	March 31
Certain Income Statement Data	2014	2014	2014
	100%	33%	51%
Revenue	106.8	106.8	106.8

Gross Profit	10.1	10.1	10.1
Results from operating activities	(19.6)	(16.1)	(19.6)

(Loss) profit for the period/year	(29.9)	(29.7)	(29.9)
(Loss) profit attributable to owners of the Company	(29.8)	(29.6)	(28.5)
(Loss) profit per share (basic and diluted) (1)	(0.13)	(0.15)	(0.14)
Ratio of earnings to fixed charges	(1.2)	(1.3)	(1.1)
Certain Balance Sheet Data
Cash and cash equivalents	755.2	751.0	755.2
Property, plant and equipment	3,704.1	2,983.2	3,716.8
Current assets	1,099.5	1,067.4	1,099.5
Non-current assets	3,966.7	3,390.0	3,979.4
Total assets	5,066.2	4,457.4	5,078.9
Current liabilities	548.1	419.8	548.1
Long-term debt	856.5	856.5	856.5
Equity	2,236.4	1,912.9	2,244.1
Total liabilities and equity	5,066.2	4,457.4	5,078.9
Book value per share	9.8	9.9	11.0

(1)    Attributable to owners.

The paragraph under the heading “Consolidated Capitalization” on page 39 of the Original Offer and Circular is hereby deleted and replaced by the following:

“As at the date hereof, there have been no material changes in the Hudbay Share or loan capitalization of the Offeror since March 31, 2014, other than the last draw down of approximately $35.5 million pursuant to the equipment financing facility the Offeror has entered into with Cat Financial (the “Equipment Financing Loan”). The following table sets forth the consolidated capitalization of the Offeror: (i) as at March 31, 2014; (ii) as at March 31, 2014 after giving effect to the last draw down under the Equipment Financing Loan and before giving effect to the Offer; (iii) as at March 31, 2014 after giving effect to the last draw down under the Equipment Financing Loan and the acquisition in the Offer of all of the issued and outstanding Augusta Shares; (iv) as at March 31, 2014 after giving effect to the last draw down under the Equipment Financing Loan and the acquisition in the Offer of 33% of the issued and outstanding Augusta Shares (including Augusta Shares held by the Offeror and its affiliates prior to the commencement of the Offer); and (v) as at March 31, 2014 after giving effect to the last draw down under the Equipment Financing Loan and the acquisition in the Offer of 51% of the issued and outstanding Augusta Shares (including Augusta Shares held by the Offeror and its affiliates prior to the commencement of the Offer).”

That certain table “Consolidated Capitalization” on page 39 of the Original Offer and Circular is hereby deleted and replaced by the following:

Consolidated Capitalization

(Dollar amount in thousands)

	Actual, March 31, 2014	After giving effect to the last drawdown under the equipment financing facility before giving effect to the Offer	After giving effect to the Offer and last drawdown under the equipment financing facility(4)	After giving effect to the Offer and last drawdown under the equipment financing facility(4)	After giving effect to the Offer and last drawdown under the equipment financing facility(4)
			100%	33%	51%
Cash and cash equivalents(1)	$764,001	$764,001	$755,207	$751,001	$755,207
Debt (including current maturities):
Existing Credit Facilities(2)	—	—	—	—	—
Other secured debt (1), (3)	$57,450	$92,994	$92,994	$92,994	$92,994
Total secured debt	$57,450	$92,994	$92,994	$92,994	$92,994

Total senior unsecured debt	$808,048	$808,048	$808,048	$808,048	$808,048
Long-term debt incurred in Offer (including current portion) (4)	—	—	$117,094	—	$117,094
Total debt	$865,498	$901,042	$1,018,136	$901,042	$1,018,136

Equity	$1,856,733	$1,856,733	$1,856,733	$1,856,733	$1,856,733
Shares issued pursuant to the Offer	—	—	$406,926	$76,782	$172,724
Total equity	$1,856,733	$1,856,733	$2,263,659	$1,933,515	$2,029,457
Total capitalization(1)	$2,722,231	$2,757,775	$3,281,795	$2,834,557	$3,047,593

(1)         Reflects the United States dollar/Canadian dollar closing exchange rate as reported by the Bank of Canada as at March 31, 2014.

(2)         As of March 31, 2014, there were no borrowings outstanding under the Credit Facility. As of March 31, 2014, the Offeror had commitments available to be borrowed under its credit facility of US$87 million (based on the maximum availability, equal to the lesser of US$100 million and a borrowing base related to accounts receivable and inventory of the Manitoba business unit); however, borrowing capacity was reduced by $64.1 million of letters of credit outstanding on such date.

(3)         Includes the drawn portion of the equipment financing facility for the Constancia mobile fleet which the Offeror has entered into with Cat Financial. Does not include other available credit facilities.

(4)         Refer to the unaudited pro forma consolidated financial statements of the Offeror for the three months March 31, 2014 attached as Schedules B, D and E to this Offer and Circular for details regarding the assumptions used to calculate the effect of the Offer.

Schedules “B”, “D” and “E” to the Original Offer and Circular are hereby deleted and replaced with the following:

SCHEDULE B

UNAUDITED PRO FORMA FINANCIAL STATEMENT

Hudbay Minerals Inc.

Pro Forma Consolidated Financial Statements
(Unaudited)
March 31, 2014
(expressed in thousands of Canadian dollars)

Hudbay Minerals Inc.
Pro Forma Consolidated Balance Sheet
(Unaudited) As at March 31, 2014

(expressed in thousands of Canadian dollars)

	Hudbay	Augusta	Adjustments		Pro forma consolidated
	$	$	$	Note 4	$
		(note 1)
Assets

Current assets
Cash and cash equivalents	764,001	6,635	(15,429)	(b),(c),(f)	755,207
Trade and other receivables	117,336	9,082	—		126,418
Inventories	81,217	—	—		81,217
Prepaid expenses and other current assets	71,533	18,615	—		90,148
Other financial assets - current	6,077	193	—		6,270
Taxes receivable	40,242	—	—		40,242

Total current assets	1,080,406	34,525	(15,429)		1,099,502

Receivables	61,586	—	—		61,586
Inventories	7,783	—	—		7,783
Prepaid expenses	492	—	—		492
Other financial assets - long-term	144,806	2,086	(78,630)	(g),(h)	68,262
Intangible assets - computer software	13,329	1,521	—		14,850
Property, plant and equipment	2,983,210	332,559	388,322	(d)	3,704,091
Goodwill	74,185	—	—		74,185
Deferred tax assets	35,436	—	—		35,436

Total assets	4,401,233	370,691	294,263		5,066,187

Liabilities

Current liabilities
Trade and other payables	282,933	7,857	—		290,790
Taxes payable	105	—	—		105
Other liabilities	44,692	3,292	—		47,984
Other financial liabilities - current	12,530	117,094	—		129,624
Long-term debt	9,028	—	—		9,028
Deferred revenue	70,524	—	—		70,524

Total current liabilities	419,812	128,243	—		548,055

Other financial liabilities	18,697	7,167	(7,167)	(e)	18,697
Long-term debt	856,470	6,780	(6,780)	(e)	856,470
Deferred revenue	597,472	—	—		597,472
Provisions	155,156	—	—		155,156
Pension obligations	39,290	—	—		39,290
Other employee benefits	154,786	—	—		154,786
Deferred tax liabilities	302,817	3,233	153,775	(d)	459,825

Total liabilities	2,544,500	145,423	139,828		2,829,751

Shareholders’ Equity

Share capital (note 5)	1,188,217	245,483	161,443	(a),(c),(e),(f),(j)	1,595,143
Reserves	133,680	31,768	(40,970)	(a),(e),(g),(h),(i),(j)	124,478
Retained earnings	535,909	(51,983)	33,962	(a),(b),(h)	517,888

Total equity attributable to Hudbay shareholders	1,857,806	225,268	154,435		2,237,509

Non-controlling interest	(1,073)	—	—		(1,073)

Total equity	1,856,733	225,268	154,435		2,236,436

Total liabilities and shareholders’ equity	4,401,233	370,691	294,263		5,066,187

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Hudbay Minerals Inc.
Pro Forma Consolidated Statement of Loss
(Unaudited) For the three months ended March 31, 2014

(expressed in thousands of Canadian dollars)

	Hudbay	Augusta	Adjustments		Pro forma consolidated
	$	$	$	Note 4	$
		(note 1)

Revenue	106,779	—	—		106,779

Cost of sales
Mine operating costs	81,283	—	—		81,283
Depreciation and amortization	15,427	—	—		15,427

	96,710	—	—		96,710

Gross profit	10,069	—	—		10,069

Selling and administrative expenses	14,065	3,487	—		17,552

Exploration and evaluation	1,942	26	—		1,968

Other operating income and expenses	3,613	—	—		3,613

Loss on disposal of subsidiary	6,512	—	—		6,512

Results from operating activities	(16,063)	(3,513)	—		(19,576)

Finance income	(780)	(112)	—		(892)

Finance expenses	2,382	122	(122)	(e)	2,382

Other finance losses	6,474	4,475	(4,743)	(e) (i)	6,206

Net finance expense	8,076	4,485	(4,865)		7,696

Loss before tax	(24,139)	(7,998)	4,865		(27,272)

Tax expense (recovery)	3,080	(490)	—		2,590

Loss for the period	(27,219)	(7,508)	4,865		(29,862)

Attributable to
Owners of the Company	(27,129)	(7,508)	4,865		(29,772)
Non-controlling interests	(90)	—	—		(90)

Loss for the period	(27,219)	(7,508)	4,865		(29,862)

Loss per share attributable to owners of the Company
Basic and diluted (note 6)	(0.15)	(0.05)			(0.13)

Weighted average number of common shares outstanding
Basic and diluted (in thousands)	186,032	145,240			227,640

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Hudbay Minerals Inc.
Pro Forma Consolidated Statement of Loss
(Unaudited) For the year ended December 31, 2013

(expressed in thousands of Canadian dollars)

	Hudbay	Augusta	Adjustments		Pro forma consolidated
	$	$	$	Note 4	$
		(note 1)

Revenue	516,801	—	—		516,801

Cost of sales
Mine operating costs	360,085	—	—		360,085
Depreciation and amortization	76,714	—	—		76,714

	436,799	—	—		436,799

Gross profit	80,002	—	—		80,002

Selling and administrative expenses	39,956	6,737	—		46,693

Exploration and evaluation	23,286	1,493	—		24,779

Other operating income	(913)	—	—		(913)

Other operating expenses	9,197	—	—		9,197

Asset impairment loss	15,356	—	—		15,356

Results from operating activities	(6,880)	(8,230)	—		(15,110)

Finance income	(3,494)	(811)	—		(4,305)

Finance expenses	8,921	249	(206)	(e)	8,964

Other finance losses (gains)	43,697	(826)	(7,181)	(e),(h),(i)	35,690

Net finance expense (income)	49,124	(1,388)	(7,387)		40,349

Loss before tax	(56,004)	(6,842)	7,387		(55,459)

Tax expense (recovery)	53,272	(151)	—		53,121

Loss for the year	(109,276)	(6,691)	7,387		(108,580)

Attributable to
Owners of the Company	(101,359)	(6,691)	7,387		(100,663)
Non-controlling interests	(7,917)	—	—		(7,917)

Loss for the year	(109,276)	(6,691)	7,387		(108,580)

Loss per share attributable to owners of the Company
Basic and diluted (note 6)	(0.59)	(0.05)			(0.47)

Weighted average number of common shares outstanding
Basic and diluted (in thousands)	172,048	144,293			213,656

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

1.                   Basis of presentation

The unaudited pro forma consolidated balance sheet of Hudbay Minerals Inc. (the “Company” or “Hudbay”) as at March 31, 2014 and the unaudited pro forma consolidated statements of loss for the three months ended March 31, 2014 and for the year ended December 31, 2013 have been derived by management based on financial statements prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (“IASB”), for illustrative purposes only, after giving effect to the proposed acquisition of Augusta Resource Corporation (“Augusta”) by the Company. Adjustments applied are directly attributable to the transaction, factually supportable, and expected to have a continuing impact. Terms not otherwise defined herein have the meanings given thereto in the Company’s offer and take-over bid circular dated February 10, 2014, as amended.

These unaudited pro forma consolidated financial statements have been compiled as follows:

a)                  an unaudited pro forma consolidated balance sheet giving effect to the transaction described in note 3, as if the transaction occurred on March 31, 2014 combining:

•                      the unaudited condensed consolidated interim balance sheet of the Company as at March 31, 2014; and,

•                      the unaudited condensed interim consolidated statement of financial position of Augusta as at March 31, 2014.

b)                  an unaudited pro forma consolidated statement of loss for the three months ended March 31, 2014, which assumes the transaction occurred as of January 1, 2013, combining:

•                      the unaudited condensed consolidated interim income statement of the Company for the three months ended March 31, 2014; and,

•                      the unaudited condensed interim consolidated statement of comprehensive loss of Augusta for the three months ended March 31, 2014.

c)                   an unaudited pro forma consolidated statement of loss for the year ended December 31, 2013, which assumes the transaction occurred as of January 1, 2013, combining:

•                      the audited consolidated income statement of the Company for the year ended December 31, 2013; and

•                      the audited consolidated statement of comprehensive loss of Augusta for the year ended December 31, 2013.

It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the transactions described in notes 3 and 4 in accordance with IFRS, applied on a basis consistent with the Company’s accounting policies. The unaudited pro forma consolidated financial information is not necessarily indicative of the results of operations that might be obtained in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and Augusta.

Augusta’s financial statements are presented in United States dollars. For the purposes of these unaudited pro forma consolidated financial statements, line items have been translated into Canadian dollars at the following rates:

•                       March 31, 2014 balance sheet at the exchange rate of $1.1053;

•                       March 31, 2014 statement of loss at the average rate for the quarter of $1.1033; and

•                       December 31, 2013 statement of loss at the average rate for the year of $1.0299.

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

All foreign exchange rates have been obtained from the Bank of Canada website. Unless where otherwise noted, these unaudited pro forma consolidated financial statements and their accompanying notes are presented in Canadian dollars.

Prior to the transaction described in note 3, the Company owned 23,058,585 shares of Augusta, which were recorded on the unaudited condensed interim consolidated balance sheet of the Company as at March 31, 2014 at a fair value of $78,630 (cost of $69,058).

The allocation of the preliminary purchase price to reflect the fair values of the assets acquired and liabilities assumed is based on management’s estimate of such assets and liabilities and, accordingly, the adjustments that have been included in the pro forma consolidated balance sheet may be subject to change. For purposes of these pro forma financial statements, the excess of the purchase price over the estimated fair value of the net assets acquired has been allocated to property, plant and equipment. The final purchase price allocations may differ materially from the allocations included herein.

2.                   Summary of significant accounting policies

These unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of the Company as at December 31, 2013. Management has determined, based on their initial assessment, that certain adjustments are necessary to conform Augusta’s consolidated financial statements to the accounting policies used by the Company in the preparation of its consolidated financial statements:

a)                  Stock-based compensation - Augusta capitalizes stock-based compensation related to personnel that service their development project to development costs. Hudbay expenses similar charges to various income statement accounts. The amount of the cumulative impact is unknown at the current time.

b)                  Deposits and prepayments on long-lead equipment - Augusta presents this as a separate financial statement line item. Hudbay groups these assets within prepaid expenses and other current assets. An amount of $12,900 has been reclassified to conform to Hudbay policies.

3.                   The transaction

Proposed transaction

Hudbay has offered to purchase 100% of the issued and outstanding common shares of Augusta, other than any Augusta Shares held directly or indirectly by Hudbay and its affiliates, including any Augusta Shares that may become issued and outstanding after the date hereof but before the expiry time upon the exercise, exchange or conversion of any convertible securities, together with the associated rights issued under the Shareholder Rights Plan.

The transaction will be accounted for as a business combination with Hudbay identified as the acquirer. A summary of the allocation of the preliminary purchase price to the acquired assets and liabilities assumed is as follows:

$

Preliminary purchase price
Hudbay share consideration (note 4(a(ii)))	406,926
Fair value of Augusta options settled in cash (note 4(f))	7,592
Fair value of Augusta warrants exchanged for Hudbay warrants (note 4(i))	370
Fair value of Augusta shares previously held by Hudbay (note 4(g))	71,037

Total consideration	485,925

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

The preliminary purchase price has been allocated to the following net assets based on their estimated fair values as of March 31, 2014:

	$	Pro forma presentation $

Assets acquired and liabilities assumed
Cash and cash equivalents (note 4(c),(f))		18,798

Accounts receivable	9,051
Due from related parties	31
Trade and other receivables		9,082

Prepaids and other	5,715
Deposits on long-lead equipment	12,900
Prepaid expenses and other current assets		18,615

Short-term investments	193
Other financial assets - current		193

Restricted funds	427
Other assets	1,659
Other financial assets		2,086

Other assets	1,521
Intangible assets - computer software		1,521

Development costs	209,348
Property, plant and equipment	96,029
Mineral properties	27,182
Property, plant and equipment		332,559

Current liabilities		(128,243)
Long-term liabilities		—
Deferred tax liabilities		(157,008)
Unallocated purchase price (note 1)		388,322

Total net assets acquired		485,925

The final purchase price and the fair value of the net assets of Augusta to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the purchase price, including share consideration, and the fair values of assets acquired and liabilities assumed will vary from those shown above. These differences may be material.

4.                   Pro forma assumptions and adjustments

The unaudited pro forma consolidated financial statements reflect the following assumptions and adjustments to give effect to the acquisition of all of the issued and outstanding common shares of Augusta as described in note 3 as if the transactions had occurred on January 1, 2013 for statement of loss items and March 31, 2014 for balance sheet items. Assumptions relating to the share price of Hudbay or Augusta have used the date of May 13, 2014.

a)                    i)      An adjustment to eliminate the historical equity accounts of Augusta.

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

ii)                  An adjustment to reflect the issuance of 41,607,958 Hudbay shares in exchange for 132,088,755 common shares of Augusta representing a share exchange ratio of 0.315 Hudbay share to 1 Augusta share. The closing price of Augusta shares on May 13, 2014 was $3.20. Future movements in share prices may impact the assumptions relating to the convertible securities and as a result the share numbers disclosed within.

b)                  An adjustment to reflect the transaction costs related to the transaction, including $7,000 of change of control payments and $13,000 in professional fees.

c)                   On December 16, 2013, Augusta announced that it has closed an additional loan facility for US$26,600 (the “Expanded Loan”) and has drawn down the first tranche of US$3,500. In connection with the Expanded Loan, Augusta paid an arrangement fee of US$1,120 and issued a total of 3,300,000 common share purchase warrants (“Warrants”) to the lender with an exercise price of US$2.12 per share, subject to amendment if certain conditions are not met. The Warrants expire on December 12, 2016.

An adjustment has been reflected for the impact of the exercise of these warrants upon change of control. The impact on the share consideration of the exercise of these warrants is an increase of cash of $7,620 and the issuance of an additional 1,039,500 Hudbay common shares.

d)                  An adjustment to reflect the fair value of the property, plant and equipment acquired, in excess of the book value and the resulting deferred tax liability, assuming an income tax rate of 39.6%. The applicable tax rate is based on the tax jurisdiction of the asset where it will be recovered through use.

e)                   Between September 4, 2013 and October 25, 2013, Augusta closed four tranches of a previously announced financing for a total of $10,000 in convertible unsecured notes. The convertible notes and the derivative liability related to the conversion option were recorded on Augusta’s statement of financial position at March 31, 2014 at $6,780 and $7,167, respectively. An adjustment has been made to reflect the conversion of these notes as they are assumed to be in-the-money using a weighted average conversion price of $2.69. An increase to share capital of $11,930 and an increase in the number of Hudbay shares outstanding of 1,174,321 was recorded. As a result of the derecognition of the convertible notes, an increase in equity of $2,017 is recorded in contributed surplus.

An adjustment was made to eliminate the gain (loss) for the changes in fair value of the derivative liability recorded by Augusta in its statement of comprehensive loss for the three months ended March 31, 2014 and for the year ended December 31, 2013 amounting to $5,075 and ($1,236), respectively.

An adjustment was also made to eliminate the finance costs associated with the convertible notes recorded by Augusta in the statement of comprehensive loss for the three months ended March 31, 2014 and the year ended December 31, 2013 of $122 and $206, respectively.

f)                    An adjustment to reflect the cash paid for the fair value of stock options issued by Augusta of $7,592, outstanding as at May 13, 2014 which are estimated to be out of-the-money. The options have been valued using a Black-Scholes model, using the share price of Augusta as at May 13, 2014, and the following assumptions: exercise prices ($2.78 to $4.35), life of options (2.91 to 3.29 years), interest rate (1.13%) and volatility rates (93.9% to 97.6%).

All other options that are estimated to be in-the-money as May 13, 2014, are assumed to be converted into common shares of Augusta, with the corresponding exercise price received as proceeds of $4,543.

g)                   An adjustment to remeasure the fair value of the Company’s existing investment in Augusta held prior to acquisition of control. This adjustment is recognized under the “Reserves” account in the pro forma consolidated balance sheet. This investment is designated as an available-for-sale investment by Hudbay, carried at fair value and all fair value changes are recognized in other comprehensive income (OCI), except for other than temporary decline in values recognized in the statement of comprehensive loss.

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

h)                  An adjustment to eliminate the Company’s existing investment in Augusta as at March 31, 2014 and an adjustment to eliminate the related accumulated fair value gains (losses) in reserves. Correspondingly, recognized fair value changes in the income statement amounting to $8,314 are eliminated for the year ended December 31, 2013.

i)                      An adjustment to reflect the warrants issued by Hudbay in exchange for the warrants issued by Augusta, outstanding as at May 13, 2014. For purposes of pro forma presentation, the warrants issued by Augusta are assumed to be out-of-the money (except for those noted in 4(c)) and therefore not exercised. Based on the exchange share ratio of Hudbay shares for Augusta shares (note 4(a)) of 0.315 to 1, respectively, 564,386 warrants are assumed to be issued on May 13, 2014. The warrants have been valued using a Black-Scholes model using the following assumptions: exercise price of $13.31, interest rate of 1.13%, life of warrants of 0.01 to 1.21 years and volatility rates of 42.8% to 48.3%.

An adjustment was made to eliminate gain (loss) arising in the three months ended March 31, 2014 and the year ended December 31, 2013 from remeasurement of warrants issued by Augusta recognized in its statement of comprehensive loss of ($332) and $103, respectively.

j)                     All unvested restricted shares and restricted share units of Augusta are assumed to vest immediately upon completion of the proposed transaction. An adjustment is made for the issuance of the common shares of $2,901.

5.                   Pro forma share capital

	March 31, 2014
	Number of shares (000s)	$

Hudbay’s common shares outstanding	193,008	1,188,217
Hudbay’s common shares issued under the proposed transaction (note 4(a))	41,608	406,926

Pro forma share capital	234,616	1,595,143

6.                   Pro forma loss per share

For the purposes of the unaudited pro forma consolidated financial statements, the loss per share has been calculated using the weighted average number of shares which would have been outstanding as at the period-end, after giving effect to the transaction described in notes 3 and 4 as if it had occurred on January 1, 2013.

	March 31, 2014	December 31, 2013
	$	$

Actual weighted average number of Hudbay shares outstanding (thousands)	186,032	172,048
Assumed number of Hudbay shares issued to Augusta shareholders (note 4(a)) (thousands)	41,608	41,608

Pro forma weighted average number of Hudbay shares outstanding (thousands)	227,640	213,656

Pro forma loss attributable to owners of the Company (thousands)	(29,772)	(100,663)
Pro forma loss per share - basic and diluted	(0.13)	(0.47)

SCHEDULE D

UNAUDITED PRO FORMA FINANCIAL STATEMENT

Hudbay Minerals Inc.

Pro Forma Consolidated Financial Statements
(Unaudited)
March 31, 2014
(expressed in thousands of Canadian dollars)

Hudbay Minerals Inc.
Pro Forma Consolidated Balance Sheet
(Unaudited) As at March 31, 2014

(expressed in thousands of Canadian dollars)

	Hudbay	Adjustments		Pro forma consolidated
	$	$	Note 4	$

Assets

Current assets
Cash and cash equivalents	764,001	(13,000)	(b)	751,001
Trade and other receivables	117,336	—		117,336
Inventories	81,217	—		81,217
Prepaid expenses and other current assets	71,533	—		71,533
Other financial assets	6,077	—		6,077
Taxes receivable	40,242	—		40,242

Total current assets	1,080,406	(13,000)		1,067,406

Receivables	61586	—		61,586
Inventories	7,783	—		7,783
Prepaid expenses	492	—		492
Investment in Augusta	—	147,819	(a)	147,819
Other financial assets - long-term	144,806	(78,630)	(d)	66,176
Intangible assets - computer software	13,329	—		13,329
Property, plant and equipment	2,983,210	—		2,983,210
Goodwill	74,185	—		74,185
Deferred tax assets	35,436	—		35,436

Total assets	4,401,233	56,189		4,457,422

Liabilities

Current liabilities
Trade and other payables	282,933	—		282,933
Taxes payable	105	—		105
Other liabilities	44,692	—		44,692
Other financial liabilities - current	12,530	—		12,530
Long-term debt	9,028			9,028
Deferred revenue	70,524	—		70,524

Total current liabilities	419,812	—		419,812

Other financial liabilities	18,697	—	(e)	18,697
Long-term debt	856,470	—	(e)	856,470
Deferred revenue	597,472	—		597,472
Provisions	155,156	—		155,156
Pension obligations	39,290	—		39,290
Other employee benefits	154,786	—		154,786
Deferred tax liabilities	302,817	—		302,817

Total liabilities	2,544,500	—		2,544,500

Shareholders’ Equity

Share capital	1,188,217	76,782	(a)	1,264,999
Reserves	133,680	(9,572)	(c), (d)	124,108
Retained earnings	535,909	(11,021)	(b), (c)	524,888

Total equity attributable to Hudbay shareholders	1,857,806	56,189		1,913,995

Non-controlling interests	(1,073)	—		(1,073)

Total equity	1,856,733	56,189		1,912,922

Total liabilities and shareholders’ equity	4,401,233	56,189		4,457,422

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Hudbay Minerals Inc.
Pro Forma Consolidated Statement of Loss
(Unaudited) For the three months ended March 31, 2014

(expressed in thousands of Canadian dollars)

	Hudbay	Adjustments		Pro forma consolidated
	$	$	Note 4	$

Revenue	106,779	—		106,779

Cost of sales
Mining operating costs	81,283	—		81,283
Depreciation and amortization	15,427			15,427

	96,710	—		96,710

Gross profit	10,069	—		10,069

Selling and administrative expenses	14,065	—		14,065

Exploration and evaluation	1,942	—		1,942

Other operating income and expenses	3,613	—		3,613

Loss on disposal of subsidiary	6,512	—		6,512

Results from operating activities	(16,063)	—		(16,063)

Finance income	(780)	—		(780)

Finance expenses	2,382	—		2,382

Other finance losses	6,474	—		6,474

Net finance expense	8,076	—		8,076

Share of investment in Augusta	—	(2,503)	(e)	(2,503)

Loss before tax	(24,139)	(2,503)		(26,642)

Tax expense	3,080	—		3,080

Loss for the period	(27,219)	(2,503)		(29,722)

Attributable to
Owners of the Company	(27,129)	(2,503)		(29,632)
Non-controlling interests	(90)	—		(90)

Loss for the period	(27,219)	(2,503)		(29,722)

Loss per share attributable to owners of the company
Basic and diluted (note 6)	(0.15)			(0.15)

Weighted average shares outstanding (thousands)
Basic and diluted (in thousands) (note 6)	186,032			193,883

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Hudbay Minerals Inc.
Pro Forma Consolidated Statement of Loss
(Unaudited) For the year ended December 31, 2013

(expressed in thousands of Canadian dollars)

	Hudbay	Adjustments		Pro forma consolidated
	$	$	Note 4	$

Revenue	516,801	—		516,801

Cost of sales
Mining operating costs	360,085	—		360,085
Depreciation and amortization	76,714	—		76,714

	436,799	—		436,799

Gross profit	80,002	—		80,002

Selling and administrative expenses	39,956	—		39,956

Exploration and evaluation	23,286	—		23,286

Other operating income	(913)	—		(913)

Other operating expenses	9,197	—		9,197

Asset impairment loss	15,356	—		15,356

Results from operating activities	(6,880)	—		(6,880)

Finance income	(3,494)	—		(3,494)

Finance expenses	8,921	—		8,921

Other finance losses	43,697	(8,314)	(d)	35,383

Net finance expense	49,124	(8,314)		40,810

Share of investment in Augusta	—	(2,230)	(e)	(2,230)

Loss before tax	(56,004)	6,084		(49,920)

Tax expense	53,272	—		53,272

Loss for the year	(109,276)	6,084		(103,192)

Attributable to
Owners of the Company	(101,359)	6,084		(95,275)
Non-controlling interests	(7,917)	—		(7,917)

Loss for the year	(109,276)	6,084		(103,192)

Loss per share attributable to owners of the company
Basic and diluted (note 6)	(0.59)			(0.53)

Weighted average shares outstanding (thousands)
Basic and diluted (in thousands) (note 6)	172,048			179,899

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

1.                   Basis of presentation

The unaudited pro forma consolidated balance sheet of Hudbay Minerals Inc. (the “Company” or “Hudbay”) as at March 31, 2014 and the unaudited pro forma consolidated statements of loss for the three months ended March 31, 2014 and for the year ended December 31, 2013 have been derived by management based on financial statements prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), for illustrative purposes only, after giving effect to the acquisition of a 33% interest in the share capital of Augusta Resource Corporation (“Augusta”) including common shares the Company owned prior to the Take-over Bid Circular, by the Company (note 3). Adjustments applied are directly attributable to the transaction, factually supportable, and expected to have a continuing impact. Terms not otherwise defined herein have the meanings given thereto in the Company’s offer and take-over bid circular February 10, 2014, as amended.

These unaudited pro forma consolidated financial statements have been compiled as follows:

a)                  an unaudited pro forma consolidated balance sheet giving effect to the transaction described in note 3, which assumes the transaction occurred on March 31, 2014 based on:

•                      the unaudited condensed consolidated interim balance sheet of the Company as at March 31, 2014; and

•                      information derived from the unaudited condensed interim consolidated statement of financial position of Augusta as at March 31, 2014.

b)                  An unaudited pro forma consolidated statement of loss for the three months ended March 31, 2014, which assumes the transaction occurred as of January 1, 2013, combining:

•                      the unaudited condensed consolidated interim income statement of the Company for the three months ended March 31, 2014; and

•                      information derived from the unaudited condensed consolidated interim statement of comprehensive loss of Augusta for the three months ended March 31, 2014.

c)                   an unaudited pro forma consolidated statement of loss for the year ended December 31, 2013, which assumes the transaction occurred as of January 1, 2013, based on:

•                      the audited consolidated income statement of the Company for the year ended December 31, 2013; and

•                      information derived from the audited consolidated statement of comprehensive loss of Augusta for the year ended December 31, 2013.

It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the transactions described in notes 3 and 4 in accordance with IFRS, applied on a basis consistent with the Company’s accounting policies. The unaudited pro forma consolidated financial information is not necessarily indicative of the results of operations that might be obtained in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and Augusta.

Augusta’s financial statements are presented in United States dollars. For the purposes of these unaudited pro forma consolidated financial statements, information derived from the Augusta financial statements has been translated into Canadian dollars at the following rates:

•                      March 31, 2014 balance sheet at the exchange rate of $1.1053;

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

•                      March 31, 2014 statement of loss at the average rate for the quarter of $1.1033; and

•                      December 31, 2013 statement of loss at the average rate for the year of $1.0299.

All foreign exchange rates have been obtained from the Bank of Canada website. Unless where otherwise noted, these unaudited pro forma consolidated financial statements and their accompanying notes are presented in Canadian dollars.

Prior to the transaction described in note 3, the Company owned 23,058,585 shares of Augusta which were recorded on the unaudited condensed interim consolidated balance sheet of the Company at March 31, 2014 at a fair value of $78,630 (cost of $69,058).

The Company assumes it will have significant influence over Augusta subsequent to the proposed transaction. The preliminary purchase price reflects the fair values of the identifiable net assets based on management’s estimate and, accordingly, the adjustments that have been included in the pro forma consolidated balance sheet may be subject to change. The final purchase price may differ materially from the amounts included herein.

2.                   Summary of significant accounting policies

These unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of the Company as at December 31, 2013. Management has determined, based on their initial assessment, that certain adjustments maybe necessary to conform Augusta’s consolidated financial statements to the accounting policies used by the Company in the preparation of its audited consolidated financial statements:

a)                  Stock based compensation - Augusta capitalizes stock based compensation related to personnel that service their development project to development costs. Hudbay expenses similar charges to various income statement accounts. The amount of the cumulative impact is unknown at the current time.

3.                   The transaction

Proposed transaction

These pro forma financial statements have been prepared on the basis consistent with the terms of the Take-over Bid Circular, but under the assumption that Hudbay acquires 33% of the issued and outstanding common shares of Augusta, including any Augusta Shares held directly or indirectly by Hudbay and its affiliates prior to the Take-over Bid Circular.

The transaction will be accounted for as an investment in associate under the equity method. A summary of the preliminary purchase price to the acquired assets and liabilities assumed is as follows:

$

Preliminary purchase price
Hudbay share consideration (note 4(a))	76,782
Fair value of Augusta shares previously held by Hudbay (note 4(c))	71,037

Total consideration	147,819

The final purchase price and the Company’s share of Augusta’s fair value of the identifiable net assets acquired will ultimately be determined at the closing of the transaction. For these pro forma financial statements, the Company assumes that the fair value of net assets acquired is equal to the total consideration paid. It is likely that the purchase price, including share consideration, and the fair values of net assets acquired will vary from those shown above. These differences may be material.

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

4.                   Pro forma assumptions and adjustments

The unaudited pro forma consolidated financial statements reflect the following assumptions and adjustments to give effect to the acquisition of 33% of the issued and outstanding common shares of Augusta as described in note 3 as if the transactions had occurred on January 1, 2013 for statement of loss items and March 31, 2014 for balance sheet items. Assumptions relating to the share price of Hudbay or Augusta have used the date of May 13, 2014.

a)                  An adjustment to reflect the issuance of 7,850,876 Hudbay shares in exchange for 24,923,415 common shares of Augusta representing a share exchange ratio of 0.315 Hudbay share to 1 Augusta share and an adjustment to recognize the related investment in Augusta. The closing price of Augusta shares on May 13, 2014 was $3.20. Future movements in share prices may impact the share numbers disclosed within.

b)                  An adjustment to reflect the transaction costs of $13,000 in professional fees.

c)                   An adjustment to re-measure the fair value of the Company’s existing investment in Augusta held prior to the investment becoming an associate. This adjustment is recognized under the “Reserves” account in the pro forma consolidated balance sheet. The investment is designated as an available-for-sale investment by Hudbay, carried at fair value and all fair value changes are recognized in other comprehensive income (OCI), except for declines in values which are significant or prolonged which are recognized in the Company’s consolidated income statement.

d)                  An adjustment to eliminate the Company’s existing investment in Augusta as at March 31, 2014, previously held as an available for sale investment and an adjustment to eliminate the related accumulated fair value gains (losses) in reserves. Correspondingly, recognized fair value changes in the income statement amounting to $8,314 are eliminated for the year ended December 31, 2013.

e)                   An adjustment to recognize Hudbay’s proportionate share of Augusta’s loss for the period.

5.                   Pro forma share capital

	March 31, 2014
	Number of shares (000s)	$

Hudbay’s common shares outstanding	193,008	1,188,217
Hudbay’s common shares issued under the proposed transaction (note 4(a))	7,851	76,782

Pro forma share capital	200,859	1,264,999

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

6.                   Pro forma loss per share

For the purposes of the unaudited pro forma consolidated financial statements, the loss per share has been calculated using the weighted average number of shares which would have been outstanding as at the year end, after giving effect to the transaction described in notes 3 and 4 as if it had occurred on January 1, 2013.

	March 31, 2014	December 31, 2013
	$	$

Actual weighted average number of Hudbay shares outstanding (thousands)	186,032	172,048
Assumed number of Hudbay shares issued to Augusta shareholders (note 4(a)) (thousands)	7,851	7,851

Pro forma weighted average number of Hudbay shares outstanding (thousands)	193,883	179,899

Pro form loss attributable to owners of the Company (thousands)	(29,632)	(95,275)

Pro forma loss per share - basic and diluted	(0.15)	(0.53)

SCHEDULE E

UNAUDITED PRO FORMA FINANCIAL STATEMENT

Hudbay Minerals Inc.

Pro Forma Consolidated Financial Statements
(Unaudited)
March 31, 2014
(expressed in thousands of Canadian dollars)

Hudbay Minerals Inc.
Pro Forma Consolidated Balance Sheet
(Unaudited) As at March 31, 2014

(expressed in thousands of Canadian dollars)

	Hudbay	Augusta	Adjustments		Pro forma consolidated
	$	$	$	Note 4	$
		(note 1)

Assets

Current assets
Cash and cash equivalents	764,001	6,635	(15,429)	(b),(c),(f)	755,207
Trade and other receivables	117,336	9,082	—		126,418
Inventories	81,217	—	—		81,217
Prepaid expenses and other current assets	71,533	18,615	—		90,148
Other financial assets - current	6,077	193	—		6,270
Taxes receivable	40,242	—	—		40,242

Total current assets	1,080,406	34,525	(15,429)		1,099,502

Receivables	61,586	—	—		61,586
Inventories	7,783	—	—		7,783
Prepaid expenses	492	—	—		492
Other financial assets - long-term	144,806	2,086	(78,630)	(g),(h)	68,262
Intangible assets - computer software	13,329	1,521	—		14,850
Property, plant and equipment	2,983,210	332,559	400,986	(d)	3,716,755
Goodwill	74,185	—	—		74,185
Deferred tax assets	35,436	—	—		35,436

Total assets	4,401,233	370,691	306,927		5,078,851

Liabilities

Current liabilities
Trade and other payables	282,933	7,857	—		290,790
Taxes payable	105	—	—		105
Other liabilities	44,692	3,292	—		47,984
Other financial liabilities - current	12,530	117,094	—		129,624
Long-term debt	9,028	—	—		9,028
Deferred revenue	70,524	—	—		70,524

Total current liabilities	419,812	128,243	—		548,055
			—
Other financial liabilities	18,697	7,167	(7,167)	(e)	18,697
Long-term debt	856,470	6,780	(6,780)	(e)	856,470
Deferred revenue	597,472	—	—		597,472
Provisions	155,156	—	—		155,156
Pension obligations	39,290	—	—		39,290
Other employee benefits	154,786	—	—		154,786
Deferred tax liabilities	302,817	3,233	158,790	(d)	464,840

Total liabilities	2,544,500	145,423	144,843		2,834,766

Shareholders’ Equity

Share capital (note 5)	1,188,217	245,483	(72,759)	(a),(c),(e),(f),(j)	1,360,941
Reserves	133,680	31,768	(40,970)	(a),(e),(g),(h),(i),(j)	124,478
Retained earnings (deficit)	535,909	(51,983)	33,962	(a),(b),(h)	517,888

Total equity attributable to Hudbay shareholders	1,857,806	225,268	(79,767)		2,003,307

Non-controlling interests	(1,073)	—	241,851	(a)	240,778

Total equity	1,856,733	225,268	162,084		2,244,085

Total liabilities and shareholders’ equity	4,401,233	370,691	306,927		5,078,851

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Hudbay Minerals Inc.
Pro Forma Consolidated Statement of Loss
(Unaudited) For the three months ended March 31, 2014

(expressed in thousands of Canadian dollars)

	Hudbay	Augusta	Adjustments		Pro forma consolidated
	$	$	$	Note 4	$
		(note 1)

Revenue	106,779	—	—		106,779

Cost of sales
Mining operating costs	81,283	—	—		81,283
Depreciation and amortization	15,427	—	—		15,427

	96,710	—	—		96,710

Gross profit	10,069	—	—		10,069

Selling and administrative expenses	14,065	3,487	—		17,552

Exploration and evaluation	1,942	26	—		1,968

Other operating income and expenses	3,613	—	—		3,613

Asset impairment loss	6,512	—	—		6,512

Results from operating activities	(16,063)	(3,513)	—		(19,576)

Finance income	(780)	(112)	—		(892)

Finance expenses	2,382	122	(122)	(e)	2,382

Other finance losses	6,474	4,475	(4,743)	(e),(i)	6,206

Net finance expense	8,076	4,485	(4,865)		7,696

Loss before tax	(24,139)	(7,998)	4,865		(27,272)

Tax expense (recovery)	3,080	(490)	—		2,590

Loss for the period	(27,219)	(7,508)	4,865		(29,862)

Attributable to
Owners of the Company	(27,129)	(7,508)	6,160		(28,477)
Non-controlling interests	(90)	—	(1,295)	(a)	(1,385)

Loss for the period	(27,219)	(7,508)	4,865		(29,862)

Loss per share attributable to owners of the Company
Basic and diluted (note 6)	(0.15)	(0.05)			(0.14)

Weighted average number of common shares outstanding
Basic and diluted (in thousands)	186,032	145,240			203,693

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Hudbay Minerals Inc.
Pro Forma Consolidated Statement of Loss
(Unaudited) For the year ended December 31, 2013

(expressed in thousands of Canadian dollars)

	Hudbay	Augusta	Adjustments		Pro forma consolidated
	$	$	$	Note 4	$
		(note 1)

Revenue	516,801	—	—		516,801

Cost of sales
Mine operating costs	360,085	—	—		360,085
Depreciation and amortization	76,714	—	—		76,714

	436,799	—	—		436,799

Gross profit	80,002	—	—		80,002

Selling and administrative expenses	39,956	6,737	—		46,693

Exploration and evaluation	23,286	1,493	—		24,779

Other operating income	(913)	—	—		(913)

Other operating expenses	9,197	—	—		9,197

Asset impairment loss	15,356	—	—		15,356

Results from operating activities	(6,880)	(8,230)	—		(15,110)

Finance income	(3,494)	(811)	—		(4,305)

Finance expenses	8,921	249	(206)	(e)	8,964

Other finance losses (gains)	43,697	(826)	(7,181)	(e),(h),(i)	35,690

Net finance expense (income)	49,124	(1,388)	(7,387)		40,349

Loss before tax	(56,004)	(6,842)	7,387		(55,459)

Tax expense (recovery)	53,272	(151)	—		53,121

Loss for the year	(109,276)	(6,691)	7,387		(108,580)

Attributable to
Owners of the Company	(101,359)	(6,691)	11,120		(96,930)
Non-controlling interests	(7,917)	—	(3,733)	(a)	(11,650)

Loss for the period	(109,276)	(6,691)	7,387		(108,580)

Loss per share attributable to owners of the Company
Basic and diluted	(0.59)	(0.05)			(0.51)
Weighted average number of common shares outstanding:
Basic and diluted (in thousands)	172,048	144,293			189,709

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

1.                   Basis of presentation

The unaudited pro forma consolidated balance sheet of Hudbay Minerals Inc. (the “Company” or “Hudbay”) as at March 31, 2014 and the unaudited pro forma consolidated statements of loss for the three months ended March 31, 2014 and for the year ended December 31, 2013 have been derived by management based on financial statements prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), for illustrative purposes only, after giving effect to the proposed acquisition of 51% of the share capital of Augusta Resource Corporation (“Augusta”) including common shares the Company owned prior to the Take-over Bid Circular, by the Company (note 3). Adjustments applied are directly attributable to the transaction, factually supportable, and expected to have a continuing impact. Terms not otherwise defined herein have the meanings given thereto in the Company’s offer and take-over bid circular dated February 10, 2014, as amended.

These unaudited pro forma consolidated financial statements have been compiled as follows:

a)                  an unaudited pro forma consolidated balance sheet giving effect to the transaction described in note 3, as if the transaction occurred on March 31, 2014 combining:

•                      the unaudited condensed consolidated interim balance sheet of the Company as at March 31, 2014; and,

•                      the unaudited condensed interim consolidated statement of financial position of Augusta as at March 31, 2014.

b)                  an unaudited pro forma consolidated statement of loss for the three months ended March 31, 2014, which assumes the transaction occurred as of January 1, 2013, combining:

•                      the unaudited condensed consolidated interim income statement of the Company for the three months ended March 31, 2014; and,

•                      the unaudited condensed interim consolidated statement of comprehensive loss of Augusta for the three months ended March 31, 2014.

c)                   an unaudited pro forma consolidated statement of loss for the year ended December 31, 2013, which assumes the transaction occurred as of January 1, 2013, combining:

•                      the audited consolidated income statement of the Company for the year ended December 31, 2013; and

•                      the audited consolidated statement of comprehensive loss of Augusta for the year ended December 31, 2013.

It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the transactions described in notes 3 and 4 in accordance with IFRS, applied on a basis consistent with the Company’s accounting policies. The unaudited pro forma consolidated financial information is not necessarily indicative of the results of operations that might be obtained in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and Augusta.

Augusta’s financial statements are presented in United States dollars. For the purposes of these unaudited pro forma consolidated financial statements, line items have been translated into Canadian dollars at the following rates:

•                       March 31, 2014 (balance sheet) at the exchange rate of $1.1053;

•                       March 31, 2014 statement of loss at the average rate for the quarter of $1.1033; and

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

•                       December 31, 2013 statement of loss at the average rate for the year of $1.0299.

All foreign exchange rates have been obtained from the Bank of Canada website. Unless where otherwise noted, these unaudited pro forma consolidated financial statements and their accompanying notes are presented in Canadian dollars.

Prior to the transaction described in note 3, the Company owned 23,058,585 shares of Augusta, which were recorded on the unaudited condensed interim consolidated balance sheet of the Company as at March 31, 2014 at a fair value of $78,630 (cost of $69,058).

The allocation of the preliminary purchase price to reflect the fair values of the assets acquired and liabilities assumed is based on management’s estimate of such assets and liabilities and, accordingly, the adjustments that have been included in the pro forma consolidated balance sheet may be subject to change. For purposes of these pro forma financial statements, the excess of the purchase price over the estimated fair value of the net assets acquired has been allocated to property, plant and equipment. The final purchase price allocations may differ materially from the allocations included herein.

2.                   Summary of significant accounting policies

These unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of the Company as at December 31, 2013. Management has determined, based on their initial assessment, that certain adjustments are necessary to conform Augusta’s consolidated financial statements to the accounting policies used by the Company in the preparation of its consolidated financial statements:

a)                  Stock based compensation - Augusta capitalizes stock-based compensation related to personnel that service their development project to development costs. Hudbay expenses similar charges to various income statement accounts. The amount of the cumulative impact is unknown at the current time.

b)                  Deposits and prepayments on long-lead equipment - Augusta presents this as a separate financial statement line item. Hudbay groups these assets within prepaid expenses and other current assets. An amount of $12,900 has been reclassified to conform to Hudbay policies.

3.                   The transaction

Proposed transaction

These pro forma financial statements have been prepared on the basis consistent with the terms of the Take-over Bid Circular, but under the assumption that Hudbay acquires 51% of the issued and outstanding common shares of Augusta, including any Augusta Shares held directly or indirectly by Hudbay and its affiliates prior to the Take-over Bid Circular, and any Augusta Shares that may become issued and outstanding after the date hereof but before the expiry time upon the exercise, exchange or conversion of any convertible securities, together with the associated rights issued under the Shareholder Rights Plan.

The transaction will be accounted for as a business combination with Hudbay identified as the acquirer. A summary of the allocation of the preliminary purchase price to the acquired assets and liabilities assumed is as follows:

Preliminary purchase price
Hudbay share consideration (note 4(a(ii)))	172,724
Fair value of Augusta options settled in cash (note 4(f))	7,592
Fair value of Augusta warrants exchanged for Hudbay warrants (note 4(i))	370
Fair value of Augusta shares previously held by Hudbay (note 4(g))	71,037

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

Total consideration	251,723

The preliminary purchase price has been allocated to the following net assets based on their estimated fair values as of March 31, 2014:

	$	Pro forma presentation $

Assets acquired and liabilities assumed
Cash and cash equivalents (note 4(c),(f))		18,798

Accounts receivable	9,051
Due from related parties	31
Trade and other receivables		9,082

Prepaids and other	5,715
Deposits on long-lead equipment	12,900
Prepaid expenses and other current assets		18,615

Short-term investments	193
Other financial assets - current		193

Restricted funds	427
Other assets	1,659
Other financial assets		2,086

Other assets	1,521
Intangible assets - computer software		1,521

Development costs	209,348
Property, plant, and equipment	96,029
Mineral properties	27,182
Property, plant and equipment		332,559

Current liabilities		(128,243)
Long-term liabilities		—
Deferred tax liabilities		(162,023)
Unallocated purchase price (note 1)		400,986

Total net assets		493,574
Less: Non-controlling interest		(241,851)

Total net assets acquired		251,723

The final purchase price and the fair value of the net assets of Augusta to be acquired will ultimately be determined after the closing of the transaction. Therefore, it is likely that the purchase price, including share consideration, and the fair values of assets acquired and liabilities assumed will vary from those shown above. These differences may be material.

4.                   Pro forma assumptions and adjustments

The unaudited pro forma consolidated financial statements reflect the following assumptions and adjustments to give effect to the acquisition of 51% of the issued and outstanding common shares of Augusta as described in note 3 as if the

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

transactions had occurred on January 1, 2013 for statement of loss items and March 31, 2014 for balance sheet items. Assumptions relating to the share price of Hudbay or Augusta have used the date of May 13, 2014.

a)              i)        An adjustment to eliminate the historical equity accounts of Augusta.

ii)                  An adjustment to reflect the issuance of 17,660,966 Hudbay shares in exchange for 56,066,558 common shares of Augusta representing a share exchange ratio of 0.315 Hudbay share to 1 Augusta share. The closing price of Augusta shares on May 13, 2014 was $3.20. Future movements in share prices may impact assumptions relating to the convertible securities and, as a result, the share numbers disclosed within.

iii)               An adjustment to reflect the 49% non-controlling interest component of the pro forma adjustment.

b)                  An adjustment to reflect the transaction costs related to the transaction, including $7,000 of change of control payments and $13,000 in professional fees.

c)                   On December 16, 2013, Augusta announced that it has closed an additional loan facility for US$26,600 (the “Expanded Loan”) and has drawn down the first tranche of US$3,500. In connection with the Expanded Loan, Augusta paid an arrangement fee of US$1,120 and issued a total of 3,300,000 common share purchase warrants (“Warrants”) to the lender with an exercise price of US$2.12 per share, subject to amendment if certain conditions are not met. The Warrants expire on December 12, 2016.

An adjustment has been reflected in the pro forma consolidated financial statements related to this event as these additional warrants are in-the-money. The impact on the share consideration of the exercise of these warrants is an increase of cash of $7,620 and the issuance of an additional 1,039,500 Hudbay common shares.

d)                  An adjustment to reflect the fair value of the property, plant and equipment acquired, in excess of the book value and the resulting deferred tax liability, assuming an income tax rate of 39.6%. The applicable tax rate is based on the tax jurisdiction of the asset where it will be recovered through use.

e)                   Between September 4, 2013 and October 25, 2013, Augusta closed four tranches of a previously announced financing for a total of $10,000 in convertible unsecured notes. The convertible notes and the derivative liability related to the conversion option were recorded on Augusta’s statement of financial position at March 31, 2014 at $6,780 and $7,167, respectively. An adjustment has been made to reflect the conversion of these notes as they are assumed to be in-the-money using a weighted average conversion price of $2.69. An increase to share capital of $11,930 and an increase in the number of Hudbay shares outstanding of 1,174,321 was recorded. As a result of the derecognition of the convertible notes, an increase in equity of $2,017 is recorded in contributed surplus.

An adjustment was made to eliminate the gain (loss) for the changes in fair value of the derivative liability recorded by Augusta in its statement of comprehensive loss for the three months ended March 31, 2014 and the year ended December 31, 2013 amounting to $5,075 and ($1,236), respectively.

An adjustment was also made to eliminate the finance costs associated with the convertible notes recorded by Augusta in the statement of comprehensive loss for the three months ended March 31, 2014 and the year ended December 31, 2013 of $122 and $206, respectively.

f)                    An adjustment to reflect the cash paid for the fair value of stock options issued by Augusta of $7,592, outstanding as at May 13, 2014 which are estimated to be out of-the-money. The options have been valued using a Black-Scholes model, using the share price of Augusta as at May 13, 2014, and the following assumptions: exercise prices ($2.78 to $4.35), life of options (2.91 to 3.29 years), interest rate (1.13%) and volatility rates (93.9% to 97.6%).

All other options that are estimated to be in-the-money as May 13, 2014, are assumed to be converted into common shares of Augusta, with the corresponding exercise price received as proceeds of $4,543.

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

g)                   An adjustment to remeasure the fair value of the Company’s existing investment in Augusta held prior to acquisition of control. This adjustment is recognized under the “Reserves” account in the pro forma consolidated balance sheet. The investment is designated as an available-for-sale investment by Hudbay, carried at fair value and all fair value changes are recognized in other comprehensive income (OCI), except for other than temporary decline in values recognized in the statement of comprehensive loss.

h)                  An adjustment to eliminate the Company’s existing investment in Augusta as at March 31, 2014 and an adjustment to eliminate the related accumulated fair value gains (losses) in reserves. Correspondingly, recognized fair value changes in the income statement amounting to $8,314 are eliminated for the year ended December 31, 2013.

i)                      An adjustment to reflect the warrants issued by Hudbay in exchange for the warrants issued by Augusta, outstanding as at May 13, 2014. For purposes of pro forma presentation, the warrants issued by Augusta are assumed to be out-of-the money (except for those noted in 4((c) above) and therefore not exercised. Based on the exchange share ratio of Hudbay shares for Augusta shares (note 4(a)) of 0.315 to 1, respectively, 564,386 warrants are assumed to be issued on May 13, 2014. The warrants have been valued using a Black-Scholes model using the following assumptions: exercise price of $13.31, interest rate of 1.13%, life of warrants of 0.01 to 1.21 years and volatility rates of 42.8% to 48.3%.

An adjustment was made to eliminate gain (loss) arising in the three months ended March 31, 2014 and the year ended December 31, 2013 from remeasurement of warrants issued by Augusta recognized in its statement of comprehensive loss of ($332) and $103, respectively.

j)                     All unvested restricted shares and restricted share units of Augusta are assumed to vest immediately on completion of the proposed transaction. An adjustment is made for the issuance of the common shares of $2,901.

5.                   Pro forma share capital

	March 31, 2014
	Number of shares (000s)	$

Hudbay’s common shares outstanding	193,008	1,188,217
Hudbay’s common shares issued under the proposed transaction (note 4(a))	17,661	172,724

Pro forma share capital	210,669	1,360,941

6.                   Pro forma loss per share

For the purposes of the unaudited pro forma consolidated financial statements, the loss per share has been calculated using the weighted average number of shares which would have been outstanding as at the period-end, after giving effect to the transaction described in notes 3 and 4 as if it had occurred on January 1, 2013.

	March 31, 2014	December 31, 2013
	$	$

Actual weighted average number of Hudbay shares outstanding (thousands)	186,032	172,048
Assumed number of Hudbay shares issued to Augusta shareholders (note 4(a)) (thousands)	17,661	17,661

Pro forma weighted average number of Hudbay shares outstanding - basic and diluted (thousands)	203,693	189,709

Hudbay Minerals Inc.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited) March 31, 2014

(expressed in thousands of Canadian dollars)

	March 31, 2014	December 31, 2013
	$	$

Pro forma loss attributable to owners of the Company	(28,477)	(96,930)
Pro forma loss per share - basic and diluted	(0.14)	(0.51)

2.                                      Time for Acceptance

The Offer is now open for acceptance until 5:00 p.m. (Toronto time) on July 2, 2014. Shareholders who have validly deposited and not withdrawn their Augusta Shares need take no further action to accept the Offer.  If, at the time immediately prior to 5:00 p.m. (Toronto time) on July 2, 2014, all of the conditions of the Offer are satisfied or waived by the Offeror, then the Initial Offering Period will end at such time and all Augusta Shares deposited under the Offer and not withdrawn will be taken up by the Offeror.  If any Augusta Shares are taken up under the Offer, the Offer will be extended and remain open for the deposit of Augusta Shares for not less than ten days from the date on which Augusta Shares are first taken up, which extended period will be a Subsequent Offering Period.

3.                                      Manner of Acceptance

Augusta Shares may be deposited to the Offer in accordance with the provisions of Section 3 of the Original Offer, “Manner of Acceptance”.

4.                                      Take-Up of and Payment for Deposited Augusta Shares

If all the conditions of the Offer have been satisfied or waived by the Offeror, the Offeror will take up Augusta Shares validly deposited under the Offer and not properly withdrawn no later than 9:00 a.m. on the first business day following the end of the Initial Offering Period.  The Offeror will pay for Augusta Shares taken up as soon as practicable thereafter and in any event within three business days thereafter.  By so taking up and paying for Augusta Shares validly deposited under the Offer and not properly withdrawn, the Offeror will comply with the requirement under Canadian law to take up such Augusta Shares within ten days following the end of the Initial Offering Period and paying for such shares within three business days thereafter. See Section 6 of the Original Offer, “Take Up of and Payment for Deposited Augusta Shares”.

5.                                      Withdrawal of Deposited Augusta Shares

Augusta Shares deposited under the Offer may be withdrawn by or on behalf of the depositing Augusta Shareholder at any time before the Augusta Shares have been taken up by the Offeror under the Offer (including during any Subsequent Offering Period) and in the other circumstances described in Section 8 of the Original Offer, “Withdrawal of Deposited Augusta Shares”. Except as so indicated or as otherwise required or permitted by applicable Laws, deposits of Augusta Shares are irrevocable.

6.                                      Consequential Amendments to the Original Offer and Circular and Other Documents

The Original Offer and Circular, Letter of Transmittal and Notice of Guaranteed Delivery shall be read together with this Notice of Variation and Extension and are hereby amended to the extent necessary to reflect the amendments contemplated by, and the information contained in, this Notice of Variation and Extension.

Except as otherwise set forth in or amended by this Notice of Variation and Extension, the terms and conditions of the Offer and the information in the Original Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery continue to be applicable in all respects.

7.                                     Statutory Rights

Securities legislation in the provinces and territories of Canada provides security holders of Augusta with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

8.                                      Directors’ Approval

The contents of this Notice of Variation and Extension have been approved, and the sending thereof to the Augusta Shareholders has been authorized by the Hudbay Board of Directors.

APPROVAL AND CERTIFICATE OF HUDBAY MINERALS INC.

The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated: June 20, 2014.

(Signed) DAVID GAROFALO	(Signed) DAVID S. BRYSON

President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

On behalf of the Board of Directors

(Signed) G. WESLEY VOORHEIS	(Signed) SARAH B. KAVANAGH
Director	Director

The Depositary for the Offer is:

By Registered Mail, Mail, Hand or Courier

Toronto

200 University Avenue
Suite 300
Toronto, Ontario

M5H 4H1

Attention:  Corporate Actions

Inquiries

North American Toll Free:  1-866-393-4891

Telephone:  416-361-0930 ext. 205

Facsimile:  416-361-0470

E-Mail:  corporateactions@equityfinancialtrust.com

THE INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-229-8874

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272